UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 29, 2009
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Revolving Credit Agreement
     On October 29, 2009, Western Gas Partners, LP (the “Partnership”) entered into a three-year senior unsecured revolving credit agreement among the Partnership as the borrower, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto (the “Credit Agreement”). The aggregate initial commitments of the lenders under the Credit Agreement are $350,000,000 and are expandable to a maximum of $450,000,000. The Credit Agreement matures on October 29, 2012 and bears interest at the applicable London Interbank Offered Rate or LIBOR, plus applicable margins ranging from 2.375% to 3.250%, or an alternate base rate, based upon (i) the greater of the Prime Rate, the Federal Funds Rate plus 0.5%, and LIBOR plus 0.5% plus (ii) applicable margins ranging from 1.375% to 2.250%.
     The Credit Agreement contains various covenants that limit, among other things, the Partnership’s, and certain of the Partnership’s subsidiaries’, ability to incur indebtedness, grant liens, merge, consolidate or allow any material change in the character of its business, sell all or substantially all of the Partnership’s assets, make certain transfers, enter into certain affiliate transactions, make distributions or other payments other than distributions of available cash under certain conditions and use proceeds other than for partnership purposes (not to include the purchase or carrying of margin stock). If the Partnership obtains two of the following three ratings: BBB- or better by S&P, Baa3 or better by Moody’s, or BBB- or better by Fitch (the date of such rating being the “Investment Grade Rating Date”), then the Partnership will no longer be required to comply with certain of the foregoing covenants. The Credit Agreement also contains customary events of default, including (i) nonpayment of principal when due or nonpayment of interest or other amounts within three business days of when due; (ii) bankruptcy or insolvency with respect to the Borrower or any material subsidiary; or (iii) a change of control. All amounts due by the Partnership under the Credit Agreement are unconditionally guaranteed by the Partnership’s wholly-owned subsidiaries. The guarantees of the subsidiary guarantors will terminate on the Investment Grade Rating Date. On October 30, 2009, the Partnership used $100.0 million of its capacity under the Credit Agreement to retire its $101.5 million, 7.00% fixed-rate, three-year term loan agreement with Anadarko Petroleum Corporation (“Anadarko”) entered into in July 2009 to finance a portion of the consideration paid for the acquisition of a 51% membership interest in Chipeta Processing LLC and related assets from Anadarko.
     The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 1.02 Termination of a Material Definitive Agreement.
     The information set forth under Item 1.01 above relating to the term loan agreement is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated herein by reference.
Item 7.01 Regulation FD.
     Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of a press release issued by the Partnership announcing the closing of the above-described revolving credit agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.1	Revolving Credit Agreement, dated as of October 29, 2009, among Western Gas Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.

99.1	Western Gas Partners, LP Press release, dated October 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WESTERN GAS PARTNERS, LP
By:    Western Gas Holdings, LLC,
           its general partner

Dated: October 30, 2009	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Revolving Credit Agreement, dated as of October 29, 2009, among Western Gas Partners, LP, Wells Fargo Bank National Association, as the administrative agent and the lenders party thereto.

99.1	Western Gas Partners, LP Press release, dated October 29, 2009.